CERTIFICATION


Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002 (subsections and (b) of section 1350, chapter 63 of title 18,United States Code), each of the undersigned officers of Tax-Free Trust of Arizona, do hereby certify to such officer's knowledge, that:

The semi-annual report on Form N-CSR of Tax-Free Trust of Arizona for the period ended June 30, 2003 (the "Form N-CSR")fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Tax-Free Trust of Arizona.

Dated: September 8, 2003		/s/  Lacy B. Herrmann
						---------------------
						Lacy B. Herrmann
						Chairman of the Board
						Tax-Free Trust of Arizona

Dated:  September 8, 2003		/s/  Diana P. Herrmann
						----------------------
						President
						Tax-Free Trust of Arizona

Dated:  September 8, 2003		/s/  Joseph P. DiMaggio
						-----------------------
						Chief Financial Officer
						Tax-Free Trust of Arizona

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tax-Free Trust of Arizona and will be retained by Tax-Free Trust of Arizona and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.